UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On March 26, 2026, Heritage Commerce Corp (“Heritage”) held a special meeting of shareholders (the “Special Meeting”) in connection with the proposed merger of Heritage with and into CVB Financial Corp. (“CVBF,” and such merger, the “Merger”), pursuant to that certain Agreement and Plan of Reorganization and Merger, dated as of December 17, 2025, by and between Heritage and CVBF (the “Merger Agreement”). At the Special Meeting, Heritage’s shareholders considered three matters related to the Merger, each of which is described more fully in the joint proxy statement/prospectus of Heritage and CVBF, dated as of February 12, 2026 (the “Joint Proxy Statement/Prospectus”), as supplemented by filings made by Heritage and CVBF with the U.S. Securities and Exchange Commission on March 18, 2026.

At the close of business on February 9, 2026, the record date for the Special Meeting, there were 61,552,260 shares of common stock, no par value per share, of Heritage (“Heritage common stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 42,805,789 shares of Heritage common stock were represented in person or by proxy, which represented 69.5% of the shares of Heritage common stock outstanding and entitled to vote at the Special Meeting, constituting a quorum to conduct business.

The vote results on the matters presented at the Special Meeting are set forth below.

Proposal 1: Merger Proposal

The proposal to approve the principal terms of the Merger Agreement and the transactions contemplated thereby, including the merger of Heritage with and into CVBF and the cancellation of each outstanding share of Heritage common stock, other than excluded shares, in exchange for the right to receive 0.65 shares of CVBF common stock, was approved by the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,403,674	114,518	287,597	0

Proposal 2: Merger-Related Compensation Proposal

The proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Heritage’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement, was approved and received the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,622,919	9,219,597	963,273	0

Proposal 3: Adjournment Proposal

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus is timely provided to Heritage shareholders, was approved by the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,827,731	1,152,394	825,664	0

Because there were sufficient votes to approve the Merger Proposal, no adjournment of the Special Meeting was determined to be necessary or appropriate, and accordingly, the Special Meeting was not adjourned and proceeded to conclusion.

ITEM 7.01	REGULATION FD DISCLOSURE

On March 26, 2026, Heritage and CVBF issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of CVBF’s shareholders also held on March 26, 2026, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. The information in the materials is presented as of March 26, 2026, and the Company does not assume any obligations to update such information in the future.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Joint Press Release dated March 26, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 27, 2026

Heritage Commerce Corp

By: /s/ Seth Fonti
Name: Seth Fonti
Executive Vice President and Chief Financial Officer

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